Exhibit 99.1

2008 Annual Shareholders Meeting
June 10, 2009
Jason Ash, President & CEO

Safe Harbor
During this presentation the Company will be making “forward-looking statements” within the meaning of Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities and Exchange Act of 1934. These statements can be identified by introductory words such as "expects", "plans", "will", "estimates", "forecasts", "projects" or words of similar meaning and by the fact they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new products and their potential. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such general economic conditions, consumer product acceptance and competitive products, and others of which are not. No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

Presentation
• Commercial Strategy
• Internal Drivers
– Management team
– Restructuring
• Financial Highlights

New Commercial Strategy
• ‘Brand’ & ‘Product format’ offering that:
– we own and control
– is highly differentiated via consumer insight
– is available in broader consumer formats
• Grow the Retail distribution footprint
– improve in our current class of trade
– move into a bigger class of trade
• Combine the above to drive
– Higher frequency repeat purchases from the consumer
– Revenue & Value growth

– move into a bigger class of trade
• Combine the above to drive
– Higher frequency repeat purchases from the consume

FORZE GPS

FORZE GPS
• Launch in our Retail footprint
• Plan is to expand that footprint
• Key measure of success:
– Repeat Purchase

Consumer Growth
Build the Business Sequentially…
. Each consumer segment influences the next…
. Target Consumers & Retailers we can get to (initially)
..Offer broader formats for growth beyond
Credibility Bridges…
Strictly Privileged & Confidential

Management Team
• Jason Ash – President & CEO, Member of the Board President and CEO August 1, 2008. Prior to joining PHLI in January 2008, Jason worked for CS, Mars and Unilever internationally
• Steve Kuchen – VP Finance, CFO Joined in 2000. Prior to PHLI, Steve served as Director of Finance and Controller for both public companies (Able Laboratories) and private companies (Jerhel Plastics).
• Fred Duffner -SVP Sales Joined in August 2008. Prior to directed his own consulting company focusing on the diet, nutrition, and HBC categories, clients included NutriSystem Inc. Career in the CPG category and has led the sales organizations at both Atkins Nutritional and Revlon.
• Matt Spolar -VP, Innovation Joined January 2008. Prior to PHLI, Matt spent over eight years at Atkins Nutritionals where he helped build three branded portfolios which have generated over $1bn in revenue.
• Tom Wiener – VP, Operations Joined September 2007. Prior to joining PHLI, Tom held manufacturing and purchasing positions with major packaged goods companies including Bristol Myers and Church & Dwight.

Restructuring Initiatives – Q3 ‘08
• Rebalance the business
• Significantly improve operating efficiencies
• Selective investment in innovation

2008 Financial Highlights
Sales at Retail held up well, all things considered
-GNC up 9% (USD) 2008 vs 2007
-Vitamin Shoppe up 23% (USD) 2008 vs 2007
Balance Sheet
-Shares OS (14,194,613)
-Debt ($58,810 notes payable)
-Cash $1,188,993
P&L
-Flat rev line in a time of challenge and change
-Decreased annualized cost
-Q1 2008 ($3,464,840)
-Q4 2008 ($2,861,172)

Q & A
Jason Ash, President & CEO